UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2014

TE CONNECTIVITY LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

001-33260

(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen
Switzerland

 (Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On October 9, 2014, TE Connectivity Ltd. (the “Company”) issued a press release announcing the completion of the Merger (as defined below), a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events

On October 9, 2014, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 18, 2014, by and among the Company, Measurement Specialties, Inc., a New Jersey corporation (“MEAS”) and Wolverine-Mars Acquisition, Inc., a Delaware corporation and a wholly-owned indirect subsidiary of the Company (“Merger Sub”), the Company acquired MEAS through a merger of Merger Sub with and into MEAS (the “Merger”), with MEAS surviving the Merger as a wholly-owned subsidiary of the Company (the “Surviving Corporation”).

At the effective time of the Merger (the “Effective Time”), (i) each outstanding share of common stock, no par value, of MEAS (the “Common Stock”), other than treasury shares and shares of Common Stock held by MEAS, the Company or Merger Sub, was converted into the right to receive $86.00 in cash, without interest  and (ii) each award of stock options or restricted share units with respect to Common Stock was cancelled in exchange for the right to receive, subject to award vesting conditions, an amount in cash equal to the product of (x) $86.00 per share of Common Stock (in the case of stock options, less the applicable exercise price) multiplied by (y) the total number of shares of Common Stock subject to such award.  The total transaction value was approximately $1.7 billion (including assumption of net debt).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission on June 18, 2014, and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 2.1

Agreement and Plan of Merger dated as of June 18, 2014 by and among TE Connectivity Ltd., Wolverine-Mars Acquisition, Inc. and Measurement Specialties, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2014)

Exhibit 99.1	Press release dated October 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2014

TE CONNECTIVITY LTD. (Registrant)

By:	/s/ Harold G. Barksdale
Harold G. Barksdale
Corporate Secretary